U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2007

PLANETLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in charter)

Georgia	000-31763	58-2466623
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11050 Regal Forest Drive, Suwanee, Georgia	30024
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:      770-476-7903

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", “our company" or "PLKC" refer to Planetlink Communications, Inc., a Georgia corporation.

ITEM  3.02 – UNREGISTERED SALE OF EQUITY SECURITIES.

Effective December 7, 2007, the Company closed on a financing transaction with a group of private investors (“Investors”) of $500,000. The financing consisted of two components: (a) a secured convertible debenture (“Debenture” or “Debentures”), in the  principal aggregate amount of $500,000 and (b) warrants (“Warrants”) registered in the name of each Investor to purchase an aggregate of up to one percent (1%) of the one percent (1.0%) of the fully diluted outstanding shares of Common Stock upon exercise.

The Debentures are due in May, 2010. The Debentures are convertible into shares of the Company's Common Stock (the "Common Stock") at a per share conversion price of the lesser of (a) an amount equal to 120% of the fixed conversion price of $.0031 per share (the “Fixed Price”), or (b) an amount equal to eighty-five percent (85%) of the lowest daily closing bid price  of the Company’s Common Stock, as quoted by Bloomberg, LP, for the ten (10) trading days immediately preceding the conversion date. The Debentures shall accrue interest on the principal amount of the Debentures at a rate of twelve and one-half percent (12.5%) per annum compounded monthly and shall be payable, in arrears, subject to the terms and conditions of the Debentures. The Debenture is secured by all of the assets and property of the Company in accordance with a Security Agreement between the Company and the Investors.

The Warrants expire in December 7, 2012. The exercise price to acquire a share of Common Stock is $.0001 per share to permit the purchase up to one percent (1%) of the one percent (1.0%) of the fully diluted outstanding shares of Common Stock upon exercise.

Concurrently with the Closing, the exercise price of each of the warrants issued in connection with the issuance of the Company’s Convertible Debentures in January 2006 will be adjusted to equal $0.30.

The offer and sale of the securities above were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

The shares of Common Stock underlying the securities sold in this financing transaction will be registered for resale on a Registration Statement to be filed by the Company in accordance with terms and conditions the subscription agreement, including exhibits, with the Investors, such subscription agreement, including exhibits, attached hereto as Exhibit 4.1.

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Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

Exhibits	Description

4.1	Form of Securities Purchase Agreement between Planetlink Communications, Inc. and Certain Investors, exhibits attached.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 14, 2007

Planetlink Communications, Inc

By:	/s/ Robert Lott
Name: Robert Lott
Title: Chief Executive Officer

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